TECHALT, INC.

                             2005 STOCK OPTION PLAN

                             STOCK OPTION AGREEMENT
                            (Incentive Stock Option)

Employee/Optionee:                  _____________________

Number of Shares:                   ____________________Shares

Exercise Price:                     $ _________ per Share

Date of Grant:                      _____________________

Exercise Period:                    A period of ___ Years from the Date of Grant

Vesting Schedule:                   Percentage
                                     of Shares        Date (from Grant Date)
                                    -----------       ----
                                    ______*           __________
                                    ______*           __________
                                    ______*           __________
                                    ______*           __________

*rounded to the next whole number of Shares

            THIS OPTION AGREEMENT (the "Agreement") is entered into effective as of the _______ day of __________, 2005 by and between TECHALT, Inc., a Nevada corporation (the "Company"), and the individual designated above (the "Optionee").

                                    RECITALS

      A. The 2005 Stock Option Plan (the "Plan") was adopted by the Company on _____________, 2005, and by the shareholders on ____________, 2005; and

      B. The Optionee performs valuable service for the Company, a Subsidiary or a Parent; and

      C. As of the date hereof, the Board of Directors of the Company granted the Option as provided herein;

      NOW, THEREFORE, the parties agree to the terms and conditions herein, including the recitals.

1.    Grant of Option.

      1.1 Option. An option (the "Option") to purchase shares of the Company's Common Stock, $0.001 par value per share, (the "Shares") is hereby granted to the Optionee.

      1.2 Number of Shares. The number of Shares that the Optionee can purchase upon exercise of the Option and the dates which the Option can first be exercised are set forth above.

      1.3 Date of Grant. The date the Option is granted (the "Date of Grant") is set forth above. -------------

      1.4 Exercise Price. The price the Optionee must pay to the Company to exercise the Option (the --------------- "Exercise Price") is set forth above.

      1.5 Type of Option. The Option is intended to qualify as an Incentive Stock Option within the meaning of Section 422 of the Internal Revenue Code of 1986 ("Code"), as amended from time to time, or any successor provision thereto, and shall be so construed; provided, however, that nothing in this Agreement shall be interpreted as a representation, guarantee or other undertaking on the part of the Company that the Option is or will be determined to be an Incentive Stock Option within the meaning of Section 422 of the Code. To the extent this Option does not qualify and is not treated as an Incentive Stock Option, it will be treated as a Nonqualified Stock Option.

      1.6 Construction. This Agreement shall be construed in accordance and consistent with, and subject to, the provisions of the Plan (the provisions of which are incorporated herein by reference) and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan. Where the provisions of this Agreement and the Plan conflict, the provisions of the Plan shall control.

      1.7 Condition. The Option is conditioned on the Optionee's execution of this Agreement. If this Agreement is not executed by the Optionee it may be canceled by the Committee.

2.    Duration.

      The Option shall be exercisable to the extent and in the manner provided herein during the Exercise Period, which is set forth above; provided, however, that the Option may be earlier terminated as provided in the Plan or in Section 1.7, Section 5 and Section 6 hereof.

3.    Vesting.

      The Option shall vest, and may be exercised, with respect to the Shares, on or after the dates set forth above, subject to earlier termination of the Option as provided in Section 1.7, Section 5 and Section 6 hereof or as provided in the Plan. The right to purchase the Shares as they become vested shall be cumulative and shall continue during the Exercise Period unless sooner terminated as provided herein.

4.    Manner of Exercise and Payment.

      4.1 To exercise the Option, the Optionee must deliver a completed copy of the Option Exercise Form, attached hereto as Exhibit A, to the address indicated on such Form or such other address designated by the Company from time to time. The Option may be exercised in whole or in part with respect to the vested portion of this Option; provided, however, the Committee may establish a minimum number of Shares (e.g., 100) for which an Option may be exercised at a particular time. Subject to the provisions of the Plan and the other provisions of this Agreement, within thirty (30) days of delivery of the Option Exercise Form payment of the Exercise Price, the Company shall deliver certificates evidencing the Shares to the Optionee, duly endorsed for transfer to the Optionee, free and clear of all liens, security interests, pledges or other claims or charges. Contemporaneously with the delivery of the Option Exercise Form, Optionee shall tender the Exercise Price to the Company, by cash, check, wire transfer or such other method of payment (e.g., delivery or attestation of Shares already owned) as may be acceptable to the Committee pursuant to the Plan.

      4.2 The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to any Shares subject to the Option until
(i) the Option shall have been exercised pursuant to the terms of this Agreement and the Optionee shall have paid the full Exercise Price for the number of Shares in respect of which the Option was exercised, (ii) the Company shall have issued and delivered the Shares to the Optionee, and (iii) the Optionee's name shall have been entered as a stockholder of record on the books of the Company, whereupon the Optionee shall have full voting and other ownership rights with respect to such Shares.

5.    Termination of Employment.

      5.1 Termination of Employment Due to Death. In the event of the death of the Optionee during the Exercise Period, the unvested portion of the Option shall terminate on the date of the Optionee's death. The unexercised and vested portion of the Option may be exercised by the Optionee's estate within one (1) year of the death of the Optionee, whereafter, the remaining unexercised portion of such Option shall terminate Under these circumstances, any unexercised and vested portion of the Option will be exercisable at any time prior to such termination by the Optionee's estate, or by such person or persons who have acquired the right to exercise the Option by bequest or by inheritance or by reason of the death of the Optionee.

      5.2 Termination of Employment Due to Disability. If an Optionee's status as an Employee is terminated at any time during the Exercise Period by reason of the disability of the Optionee within the meaning of Section 22(e)(3) of the Code, the unvested portion of the Option held by such Optionee shall terminate on the date of termination of the Optionee's employment (such date being the "Date of Disability"). The unexercised and vested portion of the Option may be exercised by the Optionee within one (1) year of the Date of Disability, whereafter, the remaining unexercised portion of such Option shall terminate.

      5.3 Termination of Employment for Other Reasons.

            5.3.1 If Optionee's status as an Employee is terminated by the Optionee at any time after the grant of an Option and during the Exercise Period for any reason other than death or disability, as provided in Sections 5.1 and
5.2 hereof, then any unexercised and vested portion of the Option terminates ninety (90) days following Optionee's termination of status as an Employee. Any Shares subject either to the unvested portion of the Option or to the vested portion of the Option not exercised within the foregoing ninety (90) day period shall revert back into the pool of Common Stock available for the issuance of options as established under the Plan.

            5.3.2 If Optionee's status as an Employee is terminated by the Company during the Exercise Period, and such termination is for "cause" (such termination being referred to as a "Termination for Cause"), then all shares covered by this Option (both the vested and unvested portion thereof) shall terminate on the date of termination of Optionee's status as an Employee, and any Shares subject to the unexercised portion of such Options shall revert back into the pool of Common Stock available for the issuance as established under the Plan. For purposes of this Section 5.3, Termination for Cause shall mean a termination due to objective evidence of any of the following: (i) an act or omission by the Optionee constituting active and deliberate dishonesty, as established by a final judgment or actual receipt of an improper benefit or profit in money, property or services; (ii) the Optionee's continuous failure or the Optionee's refusal to perform his, her or its duties assigned to such Optionee by the Company (or to perform according to the reasonable expectations and standards set by the Committee and/or management consistent with Optionee's title and position) after receipt of notice of such failure from the Company specifying how the Optionee has so failed to perform and being a reasonable opportunity to cure such performance as determined by the Committee in its sole discretion; (iii) material dishonesty related to such person's employment with the Company; (iv) commission of a felony or other act involving moral turpitude; or (v) misappropriation of a material business opportunity of the Company. The Optionee's attempted resignation to avoid a Termination for Cause shall not be effective, if the conduct that ultimately results in the Termination for Cause occurred prior to the attempted resignation

      5.4 Employment by Parent or Subsidiary. For all purposes under this Agreement, employment with the Company includes employment with any Parent or Subsidiary of the Company shall be considered employment with the Company. A change of employment between the Company and any Parent or Subsidiary (or between Subsidiaries or between a Subsidiary and a Parent) is not a termination of employment under this Agreement.

6.    Nontransferability.

      Except as authorized by the Committee in writing, this Option may not be transferred, assigned, pledged or hypothecated in any way and will not be subject to execution, attachment or similar process, except as provided by the Plan or by this Agreement. This Option will terminate immediately upon any attempted transfer, assignment, pledge or hypothecation of this Option in violation of this Section 6, and any attempted transfer, assignment, pledge or hypothecation of any Shares in violation of this Section 6 will be void without further action by the Company and shall have no effect. The Option shall not be transferable other than by will or by the laws of descent and distribution. During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee or Optionee's legal guardian.

7.    Restrictions on the Options; Restrictions on the Shares.

      The Company shall not be obligated to issue any stock certificates evidencing a transfer of Shares upon the exercise of an Option until, in the opinion of the Company and its counsel, such transfer and issuance of stock certificates will not involve any violation of applicable federal and state securities laws, the rules and regulations promulgated thereunder and the requirements of any stock exchange upon which the Company's Common Stock may then be listed. Acceptance of an Option by an Optionee shall constitute the Optionee's agreement (binding on any person who succeeds to the Optionee's rights and obligations under the Stock Option Agreement by reason of the Optionee's death) that any Shares purchased pursuant to the exercise of the Option shall be acquired for the Optionee's own account and not with a view to distribution and that each notice of the exercise of any portion of the Option shall be accompanied by a written representation and covenant signed by the Optionee, in such form as may be specified by the Company, confirming such agreement and containing such other provisions as may be prescribed by the Company. The Committee may, at its election, release an Optionee from the Optionee's agreement to take for the Optionee's own account and not with a view to distribution of the shares of Shares purchased upon exercise of an Option if, in the opinion of the Committee, such covenant ceases to be necessary for compliance with the applicable federal and state securities laws (including the rules and regulations promulgated thereunder).

      The Optionee also acknowledges and agrees that, in connection with any public offering of the Company's stock, upon request of the Company or the underwriters managing any underwritten public offering of the Company's stock and making such request with the approval of the Company's Board of Directors, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any of his Shares without the prior written consent of the Company or such underwriters, as the case may be, from the effective date of such registration for so long as the Company or the underwriters may specify, but in any event not to exceed six (6) months.

8.    Holding Period.

      Optionee hereby acknowledges that, although this Agreement may provide for more liberal exercise periods, exercise of the Option more than three months after termination of employment for any reason other than disability, or exercise of the Option more than one year after termination of employment in the case of disability, shall cause the Option to lose its qualification as an Incentive Stock Option under the Code (as defined in the Plan). Similarly, the sale, exchange or other disposition of any of the Shares purchased pursuant to the Option at any time earlier than two years from the Date of Grant or within one year after the Shares are transferred to Optionee pursuant to the exercise of the Option will result in a "disqualifying disposition" under Code Section 422(a). A disqualifying disposition will cause Optionee to incur immediate income tax liability upon the disposition of the Shares. Optionee hereby covenants and agrees to notify the Company of any such disqualifying disposition and to pay the Company any applicable withholding taxes for which the Company becomes liable as a result of such disqualifying disposition.

9.    No Right to Continued Employment.

      Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon the Optionee any right with respect to continuance of employment by the Company or any Parent or Subsidiary, nor shall this Agreement or the Plan interfere in any way with the right of the Company or a Parent or Subsidiary to terminate the Optionee's employment at any time.

10.   Adjustments Upon Certain Events.

      In the event of a change in capitalization, such as a stock split, the Committee shall make appropriate adjustments to the number and class of Shares or other stock or securities subject to the Option and the purchase price for such Shares or other stock or securities. The Committee's adjustment shall be made in accordance with the provisions of Section 6(j) of the Plan and shall be effective and final, binding and conclusive for all purposes of the Plan and this Agreement. The Optionee acknowledges that upon the issuance of Common Shares to any person (other than certain issuances as described in Section 6(j) of the Plan), the Optionee may suffer a corresponding dilution of the Optionee's interest in the Common Stock.

11.   Withholdings of Taxes.

      The Company shall have the right to deduct from any distribution of cash to the Optionee an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld (the "Withholdings Taxes") with respect to the Option. If the Optionee is entitled to receive Shares upon exercise of the Option, the Optionee shall pay the Withholdings Taxes (if any) to the Company in cash prior to the issuance of such Shares. Alternatively, In satisfaction of the Withholdings Taxes, the Optionee may make a written election (the "Tax Election"), which may be accepted or rejected in the discretion of the Committee, to have withheld and cancelled a portion of the Shares issuable to him or her upon exercise of the Option, having an aggregate Fair Market Value equal to the Withholdings Taxes; provided that, if the Optionee may be subject to liability under Section 16(b) of the Securities Exchange Act of 1934, the election must comply with the requirements applicable to share transactions by such Optionees pursuant to such Section 16(b).

12.   Modification of Agreement.

      At any time and from time to time, the Board or Committee may cause the Company to execute an instrument providing for modification, extension or renewal of this Option, provided that no such modification, extension or renewal shall impair the Option in any respect without the consent of the Optionee.

13.   Notices.

      Every direction, revocation or notice authorized or required by this Agreement shall be deemed delivered to the Company (i) on the date it is personally delivered to the Secretary of the Company at its principal executive offices, (ii) three (3) days after it is sent by registered or certified mail, postage prepaid, addressed to the Secretary at such offices, or (iii) one (1) business day after it is sent by a reputable overnight courier service, addressed to the Secretary at such office, and shall be deemed delivered to the Optionee (i) on the date it is personally delivered to him or her, (ii) on the date of mailing if it is sent by registered or certified mail, postage prepaid, addressed to him or her at the last address shown for him or her on the records of the Company, or (iii) one (1) business day after it is sent by reputable overnight courier service, addressed to him or her at the last address shown for him or her on the records of the Company. If the effective date as provided above is not a business day, the effective date shall be the next regular business day. The Company or the Optionee may, at any time, notify the other as provided above of a new address for service of notice upon the party.

14.   Governing Law.

      The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Illinois without giving effect to the conflicts of laws principles thereof.

15.   Agreed Forum.

      All acts required to be performed by the Optionee hereunder shall be deemed to be performed in the State of Illinois and the Optionee hereby submits to the jurisdiction of any state or federal court located in Chicago, Cook County, Illinois, and waives any and all objections to the jurisdiction of such courts and the venue of any action brought therein.

16.   Equitable Relief.

      The Company shall be entitled to enforce the terms and provisions of this Agreement by an action for injunction or specific performance or an action for damages or all of them, or may be made the subject of the arbitration proceedings described in the ensuing Section.

17.   Resolution of Disputes.

      Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement shall be determined by the Board. At the election of the Company, any dispute arising under this Agreement will be settled by final and binding arbitration conducted in Cook County Illinois in accordance with and subject to the Commercial Arbitration Rules of the American Arbitration Association. To the extent permitted or required by law, judgment upon the decision rendered in any such arbitration may be entered in any court having jurisdiction thereof or application may be made to such court for a judicial acceptance of the decision and enforcement thereof. Any determination made hereunder shall be final, binding and conclusive on the Optionee and the Company for all purposes. Notwithstanding the forgoing, the Company shall be entitled to maintain action for injunction, specific performance or other equitable relief before a court of competent jurisdiction located Cook County, Illinois.

18.   Severability.

      If any provision of this Agreement is held invalid or unenforceable, the remaining provisions shall continue to be in full force and effect to the maximum extent permitted by law. If the implementation or presence of any provision of this Agreement would or will cause the Plan and thereby the Shares purchased thereunder to not be in compliance with Rule 16b-3 under the Securities Exchange Act of 1934 or any other statutory provision, such Agreement provision shall not be implemented or, at the Company's option following notice, such provision shall be severed from the Agreement as is appropriate or necessary to achieve statutory compliance; provided, however, that the parties hereby agree to negotiate in good faith as may be necessary to modify this Agreement to achieve statutory compliance or otherwise effectuate the intent of the parties following a severance permitted by this Section 18.

19.   Receipt and Review of Plan.

      The Optionee acknowledges receipt of a copy of the Plan and further acknowledges notice of the terms, conditions, restrictions and limitations contained therein, including, but not limited to, the possibility of a reduction in shares as set forth in Section 6(j) of the Plan, the termination of the unexercised portion of this Option in the event of a Change of Control Event set forth in Section 6(l) of the Plan and the existence of securities law restrictions as set forth in Section 7 of the Plan.

                  (Balance of page is left intentionally blank)

         IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.

                                       TECHALT, INC.
                                       By:
                                               ---------------------------------
                                       Name:
                                               ---------------------------------
                                       Title:
                                               ---------------------------------


      By signing below, Optionee hereby accepts the Option subject to all its terms and provisions and agrees to be bound by the terms and provisions of this Agreement and the Plan. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors of the Company, and of the Committee responsible for administration of the Plan if other than the Board of Directors, upon any questions arising under the Plan. Optionee authorizes the Company to withhold, in accordance with applicable law, from any compensation payable to him or her, any taxes required to be withheld by federal, state or local law as a result of the grant, existence or exercise of the Option or subsequent sale of the Shares.

                                       OPTIONEE

                                       Signature:
                                                  ------------------------------

                                       Name:
                                            ------------------------------------

                                [EXHIBIT FOLLOWS]

                                    EXHIBIT A

                              OPTION EXERCISE FORM

      I, _____________________________, do hereby exercise the Option with a Date of Grant of ___________________, ______ granted to me pursuant to the Option Agreement. The Shares being purchased and the Total Exercise Price are set forth below:


Number of Shares:                        ________________ Shares

Exercise Price Per Share                 x  $ ____________ per Share

Total Exercise Price:                    =  $ ____________.


The Total Exercise Price is included with this Form.

     ____________________________________             Date: ___________________
                  Signature

Send or deliver this Form with an original signature to

TechAlt Inc.,
3311 N. Kennicott, Suite. A,
Arlington Heights, IL 60004